Exhibit 23.1

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 We consent to the incorporation by reference in this Registration Statement of Jack Henry and Associates, Inc. on Form S-8 of our report dated August 24, 2004, appearing in the Annual Report on Form 10-K of Jack Henry and Associates, Inc. for the year ended June 30, 2004.

 /s/ DELOITTE & TOUCHE LLP

 St. Louis, Missouri
 December 20, 2004